INSERT

                              POWER OF ATTORNEY

      The undersigned hereby constitute and appoint Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Joseph S. DiMartino                           June 1, 1999
Joseph S. DiMartino

/s/ David P. Feldman                              June 1, 1999
David P. Feldman

/s/ John M. Fraser                                June 1, 1999
John M. Fraser

/s/ Robert R. Glauber                             June 1, 1999
Robert R. Glauber

/s/ James F. Henry                                June 1, 1999
James F. Henry

/s/ Rosalind Gertsen Jacobs                       June 1, 1999
Rosalind Gerstsen Jacobs

/s/ Irving S, Kristol                             June 1, 1999
Irving S. Kristol

/s/ Paul A. Marks                                 June 1, 1999
Paul A. Marks

/s/ Martin Peretz                                 June 1, 1999
Martin Peretz

/s/ Bert W. Wasserman                             June 1, 1999
Bert W. Wasserman
                              POWER OF ATTORNEY

     The undersigned hereby constitute and appoint, Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




/s/Marie E. Connolly                                   June 1, 1999
Marie E. Connolly